VOTING RIGHTS AND FORBEARANCE AGREEMENT{PRIVATE }

          This Voting Rights and Forbearance Agreement (this "AGREEMENT") supplements the Deposit Trust Agreement (as defined below) and is made this 14th day of May, 1997 by and among (i) AMALGAMATED COLLATERAL TRUST, a Delaware business trust (the "SPT") created pursuant to the Deposit Trust Agreement (the "DEPOSIT TRUST AGREEMENT") dated as of May 14, 1997 between ASC Holdings, Inc., a Utah corporation ("AMALGAMATED"), Wilmington Trust Company, as Resident Trustee (as defined on the Deposit Trust Agreement), and Amalgamated, as Company Trustee (as defined on the Deposit Trust Agreement), (ii) AMALGAMATED, as holder of the Certificate of Beneficial Interest issued by the SPT, (iii) Amalgamated, as the Company Trustee under the Deposit Trust Agreement, and (iv) FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Collateral Agent (the "COLLATERAL AGENT") under the Collateral Agency Agreement dated as of May 14, 1997 among Snake River Sugar Company, an Oregon agricultural cooperative ("SNAKE RIVER"), the Collateral Agent and the purchasers (the "PURCHASERS") referred to in the Note Purchase Agreements (the "NOTE PURCHASE AGREEMENTS") dated May 14, 1997 between the Purchasers and Snake River (terms defined in the Note Purchase Agreements and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreements).

          WHEREAS, pursuant to the Company Agreement (the "COMPANY AGREEMENT") dated January 3, 1997 as amended May 14, 1997 among The Amalgamated Sugar Company LLC, a Delaware limited liability company (the "COMPANY"), Snake River and Amalgamated, Snake River received the SR Interest in the Company and Amalgamated received the AGM Interest in the Company, each as defined in the Company Agreement;

          WHEREAS, pursuant to the Deposit Trust Agreement and to the First Amendment to the Company Agreement dated as of May 14, 1997 (the "FIRST AMENDMENT"), the AGM Interest was transferred and assigned to the SPT in exchange for a beneficial interest in the SPT;

          WHEREAS, Valhi, Inc. has issued to Snake River a Limited Recourse Promissory Note dated January 3, 1997 in aggregate principal amount of $212,500,000 (the "LIMITED RECOURSE NOTE") and a Subordinated Promissory Note dated January 3, 1997 in aggregate principal amount of $37,500,000 (the "SUBORDINATED NOTE") (collectively, as they may be amended, supplemented, restated or otherwise modified from time to time, the "SNAKE RIVER LOAN NOTES").

          WHEREAS, pursuant to the Pledge Agreement dated as of May 14, 1997 between the SPT and Snake River, as Secured Party (as it may be amended, supplemented or otherwise modified from time to time, the "SPT PLEDGE AGREEMENT"), the SPT assigned all of its right, title and interest in and to the AGM Interest to Snake River to secure (i) the obligations of the SPT under the Guaranty dated as of May 14, 1997 (the "SPT GUARANTY") pursuant to which the SPT has guaranteed the Limited Recourse Note, and (ii) the obligations of Valhi, Inc. ("VALHI") under the Subordinated Note; and pursuant to the Pledge Agreement dated as of May 14, 1997 between Amalgamated and Snake River, as Secured Party (as it may be amended, supplemented or otherwise modified from time to time, the "VALHI ENTITY PLEDGE AGREEMENT"), Amalgamated assigned all of its right, title and interest in and to the beneficial interest in SPT to Snake River to secure the obligations of Valhi under the Snake River Loan Notes ; and pursuant to the Pledge Agreement dated as of May 14, 1997 between Snake River and the Collateral Agent, as Secured Party (as it may be amended, supplemented or otherwise modified from time to time, the "SNAKE RIVER PLEDGE AGREEMENT" and together with the SPT Pledge Agreement and the Valhi Entity Pledge Agreement, the "PLEDGE AGREEMENTS"), Snake River assigned all of its right, title and interest in and to the SPT Guaranty, the SPT Pledge Agreement and the AGM Interest and the Valhi Entity Pledge Agreement and the beneficial interest in SPT to the Collateral Agent to secure Snake River's obligations under the Note Purchase Agreements and the 10.80% Senior Notes due April 30, 2009 (the "SENIOR NOTES") issued pursuant thereto;
          WHEREAS, the AGM Interest is entitled to certain voting and other consensual rights with respect to the Company under certain conditions, all as set forth in the Company Agreement (the "AGM INTEREST RIGHTS"); and

          WHEREAS, the parties hereto desire to enter into an agreement supplemental to the Deposit Trust Agreement with respect to the exercise of the AGM Interest Rights by the Company Trustee on behalf of the SPT;

          NOW, THEREFORE, in consideration of the covenants contained herein, the parties hereto hereby agree as follows:

               Authority of Company Trustee with Respect to the AGM Interest

Rights.  The parties acknowledge and agree that (i) the AGM Interest includes the AGM Interest Rights and that, accordingly, pursuant to the First Amendment and the Deposit Trust Agreement, the AGM Interest Rights have been transferred by Amalgamated to the SPT and (ii) pursuant to the Pledge Agreements, the AGM Interest Rights have been assigned by the SPT to Snake River and by Snake River to the Collateral Agent. Subject to the provisions of Sections 2 and 3 hereof and to the Pledge Agreements, the parties hereto agree that the Company Trustee shall be entitled to exercise, on behalf of the SPT, all AGM Interest Rights.

               Termination of Company Trustee's Authority to Exercise the AGM

Interest Rights.  (a)  The grant of authority to the Company Trustee pursuant to

Section 1 and Section 3 shall terminate upon receipt by the Resident Trustee of notice from the Collateral Agent or Snake River of the occurrence of any one of the following events:
                    (i) the Snake River Loan shall have been accelerated by the Person or Persons entitled to take such action (including, without limitation, the Collateral Agent) or (ii) following a default on the Snake River Loan Notes permitting acceleration (a "SNAKE RIVER LOAN DEFAULT") such Person or Persons shall have commenced the exercise of remedies with respect to the Snake River Loan Notes or the AGM Interest or the Valhi Entity Pledge Agreement or the SPT Pledge Agreement.

               (b) Upon termination as set forth in this Section 2 of the Company Trustee's right to exercise the AGM Interest Rights, the right to exercise such AGM Interest Rights shall revert in their entirety to the Resident Trustee and shall become exercisable, automatically and without the necessity of any action whatsoever by any Person, solely by the Resident Trustee (or the Collateral Agent pursuant to the terms of the Trust Agreement and the Pledge Agreements).

               Limitation of Company Trustee's Authority to Exercise Certain AGM

Interest Rights.  (a)  Notwithstanding the provisions of Section 1, until payment in full in cash of the Senior Notes issued pursuant to the Note Purchase Agreements, the Company Trustee agrees that, without consent of the Required Holders (as defined in the Note Purchase Agreements), the Company Trustee will not take any Control Action (as defined below) or take any enforcement action or exercise any rights or remedies with respect to any breach of the Company Agreement (pursuant to Section 16 of the Company Agreement or otherwise), provided, however, that:

                    (i) The Company Trustee may cause the SPT to take action to enforce specific performance of the provisions of the Company Agreement, other than (x) any provision which conflicts with any provision of the Note Purchase Agreements or the Collateral Agreements (as defined therein), or (y) the provisions of Section 6.3 except for Section 6.3(i) and Section 6.3(ii); and

                    (ii) The Company Trustee, on behalf of the SPT, may cause the election and continuation in office of a majority of the Management Committee of the Company as permitted by Section 16.2.1 of the Company Agreement ("CONTROL ACTION"; which Control Action shall be deemed to continue to be taken so long as the members of the Management Committee elected by the Company Trustee constitute a majority of the Management Committee) if (x) the unpaid Accrual (as defined in the Company Agreement) exceeds the Accrual Threshold (as defined in the Company Agreement), or (y) the Triggering Event (as defined in the Company Agreement) giving rise to the Company Trustee's ability to exercise and continue Control Action is a default under the provisions of Article III, or Sections 6.3, 8.4.1, or 11.1 of the Company Agreement and (z) in each case if the Company Trustee delivers to the Resident Trustee and to the Collateral Agent a certificate executed by two officers of the Company Trustee certifying to such effect, and provided further that if more than 30 days shall have elapsed following written notice (a "DEFAULT NOTICE") by or on behalf of the Required Holders to the Company Trustee, the Resident Trustee and the Collateral Agent of their intention, following an Event of Default, to accelerate the Senior Notes or, following an Event of Default, to exercise any remedies other than those set forth in Section 2 above then the Company Trustee may only exercise Control Action if:

                         A.   No Snake River Loan Default shall exist, and on or
prior to the end of such 30-day period, the Company Trustee shall have caused Valhi to loan funds, which loan shall be subject to the terms of the Note Purchase Agreement and the Subordination Agreement, to Snake River and Snake River shall have irrevocably deposited with the Collateral Agent pursuant to the Voting Rights Collateral Deposit Agreement as security for the payment of the Senior Notes not less than $5,000,000 in cash; provided that in lieu of loaning such cash to Snake River, Valhi may cause, on a nonrecourse basis to Snake River, an irrevocable letter of credit, in form and substance reasonably satisfactory to the Required Holders, to be issued in favor of the Collateral Agent by a bank organized in the United States and having a long-term debt rating of "A" or better from Standard & Poor's Ratings Service, a division of McGraw Hill Companies, or "A2" or better from Moody's Investors Services, Inc. and a combined capital and surplus in excess of $500,000,000 (a "LETTER OF CREDIT"), in an amount of not less than $5,000,000; and
                         B.   No Snake River Loan Default shall exist, and on or
prior to the end of the 75th day following the date of the Default Notice, the Company Trustee shall have caused Valhi to loan funds, which loan shall be subject to the terms of the Note Purchase Agreement and the Subordination Agreement, to Snake River and Snake River shall have irrevocably deposited with the Collateral Agent pursuant to the Voting Rights Collateral Deposit Agreement as additional cash collateral or caused a Letter of Credit to be delivered to Collateral Agent in an amount sufficient to cause the sum of (x) the $5,000,000 previously deposited pursuant to the immediately preceding subparagraph A plus

(y) the amount of such additional collateral deposited pursuant to this subparagraph B to equal or exceed the next 12 months' scheduled debt service on the Senior Notes (including interest and principal payments).

               (b) Notwithstanding the deposit of additional cash collateral and/or any Letters of Credit as contemplated by subsection (a)(ii) above, the Company Trustee shall not be entitled to exercise any Control Action on and after the date which is 30 days after the last day of the fourth fiscal quarter of Snake River ended after the date on which cash collateral or a Letter of Credit is first deposited pursuant to subsection (A) above if any Specified Default specified in the Subordination Agreement then exists, unless Amalgamated shall have caused Valhi to loan funds, subject to the terms of the Note Purchase Agreement and the Subordination Agreement, to Snake River and Snake River shall have irrevocably deposited with the Collateral Agent pursuant to the Voting Rights Collateral Deposit Agreement additional cash collateral or a Letter of Credit in an amount which, when added to the amount previously deposited pursuant to subsection (a)(ii)(A) and subsection (a)(ii)(B) above (plus any earnings thereon held by the Collateral Agent), equals or exceeds the next 36 months' debt service on the Senior Notes (including interest and principal payments).

               (c) All collateral deposited with the Collateral Agent pursuant to subsections (a) and (b) above shall be held by the Collateral Agent as additional collateral for the Senior Notes and the Note Purchase Agreements pursuant to the Voting Rights Collateral Deposit Agreement. All such collateral deposited with the Collateral Agent pursuant to subsections (a) and (b) above, together with any earnings thereon, shall be returned to Snake River for repayment to Valhi in accordance with the terms of the Subordination Agreement:
(i) if no Event of Default on the Senior Notes has occurred and is continuing, then five Business Days after the Company Trustee has notified Snake River and the Collateral Agent that Amalgamated has ceased to exercise Control Action and has caused its representatives to resign from the Management Committee of the Company (and no Control Action may thereafter be exercised by the Company Trustee hereunder unless the terms and conditions of this Agreement, including Sections 3(a)(ii)(A) and 3(a)(ii)(B) above are again fully complied with in respect of such exercise of Control Action), (ii) if the Senior Notes and all other amounts payable under the Note Purchase Agreements are paid in full, or
(iii) if consented to by the Required Holders (including Valhi if Valhi has acquired all of the Senior Notes).

               (d) If any of the conditions set forth in this Section 3 to the exercise by the Company Trustee of Control Action are not at any time satisfied in full, the Collateral Agent, at the direction of the Required Holders, shall notify the Resident Trustee and the Company Trustee of such non-satisfaction, and immediately upon receipt of such notice by the Resident Trustee, all rights of the Company Trustee to exercise Control Action shall automatically terminate and the Company Trustee will cause its representatives to resign from the Management Committee of the Company (and, if the Company Trustee shall fail to so cause such resignations, then the Collateral Agent is hereby authorized to direct the Resident Trustee to cause such resignations); provided that at such time as the Collateral Agent, at the direction of the Required Holders, rescinds such notice, the Company Trustee's rights to exercise Control Action under this
Section 3 shall be reinstated, subject to the right of the Collateral Agent, at the direction of the Required Holders, to deliver additional notices under this
Section 3(d).
               (e) Notwithstanding anything to the contrary herein, without prior written consent of all of the holders of the Senior Notes, the Company Trustee shall take no action, directly or indirectly, to dissolve or liquidate the Company pursuant to Section 13.1.1(d) of the Company Agreement or otherwise.

               Compliance with Note Purchase Agreements.  The Company Trustee hereby agrees that at all times that it is entitled to exercise the AGM Interest Rights, the Company Trustee shall use reasonable commercial efforts to cause the Company to comply with (and shall take no action which would cause the Company to violate) the Trust Agreement and the covenants and other obligations applicable to the Company under the Note Purchase Agreements and the Collateral Documents, and shall not exercise any AGM Interest Rights inconsistent with the terms of the Note Purchase Agreements and the Collateral Documents. Nothing in this Section 4 shall require the Company Trustee to make additional contributions to the Company or cause the Company Trustee to be or be deemed to be a guarantor of the Senior Notes.

               Continuation of Obligations Under Snake River Loan Notes. The

deposit of cash collateral and/or Letters of Credit pursuant to this Agreement shall not relieve Valhi or any other Person of any payment obligations under the Snake River Loan Notes or relieve Snake River or any other Person of any payment obligations under the Note Purchase Agreements and the Senior Notes.

               Representations of the SPT.  The SPT hereby represents and warrants that (a) it owns beneficially and of record and, subject to the Company Agreement and the Pledge Agreements, has the right to vote the AGM Interest,
(b) it has full power and authority to enter into and perform its obligations under this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement, and (c) it will not take any action inconsistent with the purposes and provisions of this Agreement.

               Representations of Amalgamated and the Collateral Agent.  Each of

the Company Trustee and the Collateral Agent represents and warrants that (a) it has full power to enter into and perform its obligations under this Agreement,
(b) this Agreement has been duly authorized by all necessary action on behalf of such party and (c) it will not take an action inconsistent with the purposes and provisions of this Agreement, except in the case of the Collateral Agent, pursuant to the exercise of rights and remedies under the Pledge Agreements.

               Enforceability; Validity.  Each party hereto expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms and against each of the parties hereto.

               General Provisions.  (a) All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

                    This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

                    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                    No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by the Company Trustee therefrom, shall in any event be effective unless the same shall be in writing and signed by the other parties hereto and, in the case of any such amendment or modification, by the Company Trustee. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                    If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement, and this Agreement shall continue in all other respects to be valid and enforceable.

               (f) Nothing herein shall limit in any way the rights and remedies of the Collateral Agent under any of the Pledge Agreements.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         AMALGAMATED COLLATERAL TRUST

                         By:  Wilmington Trust Company, not in its    individual
                         capacity but solely as Trustee


                         By:

                         Name:

                         Title:



                         ASC HOLDINGS, INC., individually and as Company Trustee


                         By:

                         Name:

                         Title:



                         FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Collateral Agent

                         By:

                         Name:

                         Title:



          As of the date first above written, The Amalgamated Sugar Company LLC, a Delaware limited liability company (the "COMPANY"), hereby acknowledges and agrees to be bound by the terms and provisions of the foregoing Voting Rights Agreement among Amalgamated Collateral Trust, ASC Holdings, Inc. and First Security Bank, National Association; provided, however, that the LLC shall neither be a party to, nor a third-party beneficiary of, the foregoing agreement.


                    THE AMALGAMATED SUGAR COMPANY LLC


                    By:

                    Name:

                    Title: